SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 26, 2013

Confederate Motors, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-130858	26-418-2621
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

3029 2nd Avenue South, Birmingham, Alabama	35233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (205) 324-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01           Entry into a Material Definitive Agreement.

On December 24, 2013, Confederate Motors, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) for the sale of 6,234,412 shares of Common Stock (the “Shares”) with Optimum Solution Pte. Ltd., a non-U.S. entity (the “Investor”).  The purchase price per Share is $0.1604 for gross proceeds to the Company of $1,000,000. On December 26, 2013, the Company received $20,000 from the Investor pursuant to the Agreement. The Company is to receive $480,000 within 15 banking days of the execution of the Agreement. The Company will receive the remaining $500,000 upon a date mutually agreed upon by the Company and the Investor.

Item 3.02           Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The sale of the Shares was made pursuant to Regulation S promulgated by the Commission under the Securities Act of 1933, as amended. The offer and sale of the Shares were made in off-shore transactions as defined in Regulation S and there were no directed selling efforts made in the U. S. by the Company, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. Applicable offering restrictions were also implemented by the Company in compliance with Rule 903(b)(3) of Regulation S. The Investor also agreed to conform to the restrictions on resale of the securities contained in Regulation S. No selling commissions were paid pursuant to the sale of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Confederate Motors, Inc.

Date: January 2, 2014	By:	/s/ H. Matthew Chambers
H. Matthew Chambers, CEO